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ASHFORD
Fourth Quarter 2020 Conference Call
February 26, 2021
11 a.m. CT

Introductory Comments – Jordan Jennings
Good day everyone and welcome to today’s conference call to review results for Ashford for the fourth quarter and full year 2020 and to update you on recent developments. On the call today will be: Jeremy Welter, President and Chief Operating Officer, Deric Eubanks, Chief Financial Officer, and Eric Batis, Managing Director and Senior Vice President of Portfolio Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on February 25, 2021, and may also be accessed through the Company’s website at www.ashfordinc.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the fourth quarter of 2020 with the fourth quarter of 2019.
I will now turn the call over to Jeremy.
Introduction – Jeremy Welter
Good morning, and welcome to our call to discuss our financial results for the fourth quarter and full year 2020. I will begin by discussing Ashford’s operations, strategy and response in light of the ongoing COVID-19 pandemic. Deric will then review our financial results for the quarter, and then Eric Batis will provide an update regarding our Products and Services businesses. Eric is our Managing Director and Senior Vice President of Portfolio Management. He’s done a fantastic job overseeing and growing many of our Portfolio Companies, and we are pleased to have him join us on the call today. After that, we will open it up for Q&A.

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I want to begin by thanking our senior management team as well as the thousands of associates who have been at our side during this unprecedented time. I can’t tell you how proud I am of our executive leadership team as well as our associates throughout the country. They have all experienced some serious hardships, whether it be reduction of their compensation, long hours, lengthy furloughs or in many cases, outright terminations. Through this difficult time they have shown great resilience and energy. My deepest gratitude to our entire team.
The key themes we are going to highlight today are:
•We stabilized Ashford Trust and secured ample liquidity with years of runway
•We are already seeing strong results in our third party growth initiative
•We have reactivated our efforts at Ashford Securities, and
•We have a comprehensive asset light business that is unique in the hospitality industry and well positioned for growth going forward
While the issues and uncertainty that emerged last year due to COVID still persist, we believe the good news around vaccine developments and distribution should create optimism for the industry and our performance moving forward. In response to the pandemic, we took prudent, decisive actions and have adjusted the way we operate and how we manage the company and its existing advised REIT platforms, as well as our portfolio of Products and Services businesses. Our top priority has been to protect the health and safety of our associates and guests while at the same time mitigating the impact on our business. We remain diligently focused on our priorities and have been managing our decisions in coordination with our responsibility to all stakeholders. This includes an unwavering commitment to protect value for our shareholders.
The hotels that we asset manage and our Products and Services businesses have experienced widespread disruption during this pandemic. We implemented significant cost-cutting measures at our hotels and our Products and Services businesses designed to enhance their financial flexibility while remaining focused on their long-term growth and competitive position.
Ashford advises two publicly-traded REIT platforms, Ashford Trust and Braemar, which together own 116 hotels with approximately 26,000 rooms and approximately $7.2 billion of gross assets as of December 31, 2020. Although operations were suspended at some properties during the peak of the pandemic, all of Braemar’s hotels are currently open and operating, and all but one of Ashford Trust’s hotels are open and operating. Braemar is currently benefiting from its focus on the luxury segment and specifically its luxury resorts, which have been the first properties to recover. Ashford Trust recently closed a $450 million strategic corporate financing that we believe will provide enough liquidity to get that platform through the pandemic. Our REIT platforms have been diligently navigating through this challenging operating environment, and both enter 2021 with ample liquidity. Looking forward, we believe both are well-positioned for the ultimate recovery of the industry, and we remain focused on their future strategic objectives.
Both Remington and Premier Project Management continue to execute on their long-term growth strategies while making the decisions necessary to ensure that, at the end of this crisis, they both remain strong, vibrant companies. They both have adopted a stringent focus on reducing

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expenses, which has included instituting pay cuts for executives, furloughing or eliminating a large number of associates, and significantly reducing discretionary spending. In short, those businesses are taking the necessary actions to navigate this pandemic and position themselves for a successful future. We also continue to believe that these two businesses are well-positioned to achieve growth with their third-party business initiatives. The industry is incredibly fragmented, and both Remington and Premier have solid reputations, and neither has historically focused on third-party business. We are still in the early stages of this effort, but we have already seen strong momentum, with Remington signing 6 new hotel management contracts with third-party hotel owners, and Premier Project Management signing 13 new third-party contracts. Looking ahead, we are extremely excited about the long-term opportunity for third-party growth at both Remington and Premier.
Additionally, during 2020, Ashford Trust and Braemar entered into agreements with Lismore Capital for Lismore to seek modifications, forbearances or refinancings of the REITs’ debt totaling approximately $5.1 billion across 40 different loans. We have reallocated significant corporate resources to this effort and have already completed forbearance or modification agreements on the vast majority of these loans, giving the REITs’ much-needed flexibility in order to meet financial covenants and other requirements under their respective loans.
We formed Ashford Securities in 2019 to be a dedicated platform to raise retail capital through financial intermediaries and the broker-dealer channel in order to grow our existing and future platforms. Our goal for Ashford Securities is to provide the market with highly differentiated alternative investment products. Types of capital raised may include, but are not limited to, non-traded preferred equity, non-traded convertible preferred equity, and non-traded REIT common equity for future platforms. Ashford Securities anticipates beginning fundraising sometime this year. We are excited to pursue a fresh source of capital that will help us grow all our platforms over the long term, all with the goal of increasing shareholder value.
Looking ahead, these are uncertain times, and our people and businesses are being impacted in unprecedented ways. Despite these near-term challenges, our management team has deep talent and has operated in numerous economic downturns and periods of significant industry disruption, including 9/11 and the Great Recession. We believe we have a superior strategy and structure that is unique within the hospitality space. While our industry has been decimated, it has always bounced back and we believe people’s desire to gather and travel will return as it always has. We are starting to see investment opportunities at very attractive unlevered returns that we did not see pre-pandemic. There are four ways our business can grow from here – the recovery of the hospitality industry and higher hotel revenues, an increase in our assets under management, growth of our third party business and the acquisition or incubation of additional businesses. For investors seeking exposure to an industry significantly impacted by the pandemic we believe Ashford is an attractive option.
I will now turn the call over to Deric.
Financial Review – Deric Eubanks
Thanks, Jeremy.

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Net loss attributable to common stockholders for the fourth quarter was $22.3 million.
Adjusted EBITDA for the fourth quarter was $7.1 million, and adjusted net income for the fourth quarter was $3.0 million.
In terms of financial results for our portfolio of businesses, I’ll provide some highlights and then Jeremy will discuss more details.
During the quarter, Ashford Trust closed on a $450 million strategic corporate financing drawing down $200 million at closing. Ashford Trust has also made significant progress in converting its preferred stock into common stock by exchanging approximately 9.2 million shares of its preferred stock, representing approximately 41% of the share count prior to the registered exchange offer, into approximately 51.5 million shares of common stock. Also, during the fourth quarter and subsequent to the end of the quarter, Ashford Trust raised approximately $35.1 million from the sale of shares of its common stock. Braemar has also recently raised equity capital of approximately $18.2 million from the sale of shares of its common stock during the fourth quarter and subsequent to the end of the quarter. These capital raises have shored up the REITs’ liquidity during a period of uncertainty in the hotel industry.
Lismore recorded revenue of $2.9 million in the quarter related to its agreements with Ashford Trust and Braemar to seek modifications and forbearance for the REITs’ debt. This was an important effort in maintaining the Advised REITs’ sustainability and viability during the pandemic. Lismore has been successful in obtaining forbearance and other agreements with the lenders for the Advised REITs’ loans totaling approximately 96% of their outstanding loans.
Remington realized hotel management fee revenue of $3.5 million in the quarter, Net Loss Attributable to the Company of $85,000, and Adjusted EBITDA of $1.6 million.
For the fourth quarter, Premier had project management fee revenue of $1.2 million, Net Loss Attributable to the Company of $1.5 million, and Adjusted EBITDA of negative $0.2 million.
OpenKey’s revenue for 2020 increased 44% over the prior year, and finished the quarter with 225 hotels under contract. The strong sales growth has been supported by a significant shift in guest preferences. Utilization of digital keys increased by 358% in the fourth quarter over the prior-year quarter, with the majority of guests from October to December opting to use a digital key when offered.
Financial results for JSAV for the fourth quarter included revenue of $4.1 million, Net Loss Attributable to the Company of $11.4 million, and Adjusted EBITDA of negative $2.1 million. During the fourth quarter, JSAV entered into an amendment with its lender modifying and extending its current debt giving it much needed flexibility during this challenging time for its business.
As of December 31, 2020, we had 7.0 million fully diluted shares of common stock and units, which included 4.2 million common shares associated with our Series D convertible preferred stock. We had 2.4 million common shares issued and outstanding, 0.2 million common shares

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earmarked for issuance under our deferred compensation program, and the balance relates to put options associated with the minority interests of our strategic investments and some restricted stock.
I will now turn the call over to Eric.
Products & Services - Eric Batis
Thank you, Deric.
We are pleased to provide updates on our Products and Services businesses and how we have responded with significant measures during the fourth quarter in the face of the COVID-19 pandemic. Our Products and Services businesses continue to be significantly impacted by the pandemic, similar to the rest of the hospitality industry. I continue to be amazed by the hard work, leadership and perseverance of our associates across our entire platform during these extraordinarily difficult times.
As the seriousness of the pandemic became more apparent in early March of 2020, our Products and Services executive leadership and I began an extensive review of our G&A expenses and policies around each business. We implemented broad furloughs at that time, and in total, at the peak of the crisis, 70% of our associates were furloughed or termed. The Products and Services businesses also implemented stringent spending controls to preserve cash and reduce non-critical spending, many of which continue to this day. In addition, several of our Products and Services businesses have pivoted to launch new offerings that are focused on the safety of our guests and associates.
Our core strategy for Products & Services remains, but to more fully explain this strategy: our Products and Services initiative is a unique investment strategy, where we strategically invest in operating companies that service the industry, and we act as an accelerator to grow these companies. In doing so, we believe we are able to establish synergies for our hotel platforms, providing attractive pricing and higher levels of service than they would receive from a third-party vendor. We are also able to grow our portfolio companies in a number of ways: by referring them to the hotels owned by our advised REITs; by leveraging our vast industry relationships; and by consulting on best operating practices.
The business where we are seeing the strongest growth at the moment is OpenKey. OpenKey provides a Bluetooth-enabled lock upgrade module that can be added to existing locks at a fraction of the cost of replacing the entire lock system. This is a very attractive option for hotels as they balance tighter CapEx budgets while satisfying growing guest demand for a contactless, digital check-in experience. OpenKey saw a fourth quarter increase in revenue of approximately 44% over the prior-year quarter, and finished the quarter with 225 hotels under contract. The strong sales growth has been supported by a significant shift in guest preferences. Utilization of digital keys increased more than 358% in the fourth quarter over the prior-year quarter, with the majority of guests from October to December opting to use a digital key when offered. We are most excited to announce that OpenKey signed a Master Services Agreement with a major hotel brand in the fourth quarter, which we expect to lead to significant growth of the portfolio. The

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agreement is in the pilot phase, and we look forward to being able to provide more details on this MSA in future quarters. We continue to be excited about the future growth prospects for the business.
Remington is a dynamic and growing hotel management company providing top-quality service and expertise. Credit must be given to Remington’s CEO, Sloan Dean, and his team who navigated challenging situations, including numerous hotel closures during the COVID pandemic. At the beginning of this crisis, Remington furloughed or termed approximately 93% of its workforce. As hotels have re-opened and people have begun traveling again, Remington is in great shape financially to ramp up its operations at its 78 managed hotels in 23 states and Washington, D.C. across 15 brands, including 12 independent and boutique properties. We find this moment in the industry creates a unique opportunity for our growth and development of Remington’s third-party business. Remington has established a strong pipeline for new third-party contracts and is actively seeking more deals. To that end, Remington has already signed contracts to manage two hotels in January 2021. Additionally, Remington prioritizes the safety of its guests and associates as it launched the Ultra Touch program that strives for the highest cleanliness standards in rooms and public spaces for hotel guests.
Premier Project Management provides comprehensive and cost-effective design, development, architecture, procurement, and project management services. Premier has begun adding back staff to support its growth efforts, after having to furlough or terminate a significant number of associates to survive the COVID pandemic. In the back half of 2020, Premier did a fantastic job pivoting to incorporate multi-family business opportunities into its marketing efforts, and it has signed up several multi-family projects during 2020, in addition to hotel project management deals signed. In total, Premier has signed 13 third-party agreements to date and has a strong pipeline to add more through the remainder of this year. We expect capital investment to rebound, and we expect Premier to be in a great position to capitalize when that occurs.
Lastly, I’d like to discuss Ashford Securities, our retail capital-raising platform. Jay Steigerwald is leading this effort as President and Head of Distribution for the company. Prior to joining us at Ashford Securities, Jay was an executive at WP Carey Inc. for nine years where he was instrumental in raising $7 billion of fresh capital and building strong relationships with the broker dealer community. We are ramping this effort back up going into 2021, and are in the process of hiring other key executives and support staff. Ashford Securities believes the key to success is to offer a differentiated investment strategy, hire the best people in the industry, build excellent relationships with our distribution partners, and provide exceptional service and support to all of our stakeholders along with exceptional shareholder returns.
As we have discussed in previous quarters, Braemar has an effective registration statement on file with the SEC for a non-traded perpetual preferred security. Longer term, we believe there is a substantial opportunity to offer different types of product structures and strategies, all with the goal of providing differentiated alternative investment products, to retail investors looking to diversify their portfolios. Our goal is to take a disciplined approach to raising retail capital through multiple products and distribution channels. In short, we are excited to pursue a fresh

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source of retail capital that will help us grow all our platforms over the long term, with the goal of increasing shareholder value.
That concludes our prepared remarks, and we will now open up the call for Q&A.
Operator to end call after Q&A – do not go back to management.